UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AmTrust Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	04-3106389
(State or incorporation or organization)	(IRS Employer Identification No.)

59 Maiden Lane, 43rd Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration file number to which this form relates: 333-192097
Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.    Description of Registrant’s Securities to be Registered.
The securities to be registered hereby are the shares of common stock, par value $0.01 per share (the “Common Stock”), of AmTrust Financial Services, Inc. (the “Company”). For a description of the Common Stock, reference is made to the information set forth under the heading “Description of Common Stock” in the Company’s Prospectus, dated November 5, 2013, as supplemented by the Company’s Prospectus Supplement, dated January 7, 2015, which constitutes a part of the Company’s Registration Statement on Form S-3 (File No. 333-192097), filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.
Item 2.    Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of AmTrust Financial Services, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 28, 2013).
3.2	Amended and Restated By-Laws of AmTrust Financial Services, Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q (No. 001-33143) filed on August 9, 2013).
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (No. 333-134960) filed on June 12, 2006).

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)
Date    January 13, 2015

/s/ Stephen Ungar
Stephen Ungar Senior Vice President, General Counsel and Secretary